UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934*

Date of report (Date of earliest event reported): February 10, 2016

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

Offshore Group Investment Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	The Company is not currently subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, but has agreed under the terms of a shareholders’ agreement and certain of its debt instruments to make filings voluntarily on Form 8-K.

Item 1.01.	Entry into a Material Definitive Agreement.

In conjunction with the effectiveness of the Plan (as defined in Item 1.03 below), Vantage Drilling International (formerly known as Offshore Group Investment Limited), a Cayman Islands exempted company (the “Company”) entered into the following agreements:

The Credit Agreement

On February 10, 2016, the Company, as Borrower, entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with certain subsidiaries of the Company as guarantors, the lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent and Collateral Agent.

The Credit Agreement amended and restated the Company’s prior Amended and Restated Credit Agreement (the “Prior Credit Agreement”), dated as of March 28, 2013, and converted the revolving loans outstanding under the Prior Credit Agreement immediately prior to closing the Credit Agreement into senior secured term loans in an aggregate principal amount of $143,000,000. The Credit Agreement also provides a letter of credit facility with aggregate commitments of $32,000,000.

The obligations under the Credit Agreement are guaranteed by substantially all of the Company’s subsidiaries, subject to limited exceptions, and secured on a first priority basis by substantially all of the Company’s and the guarantors’ assets, including ship mortgages on all vessels, assignments of related earnings and insurance and pledges of the capital stock of all guarantors, in each case, subject to certain exceptions.

The maturity date of the term loans and commitments established under the Credit Agreement is December 31, 2019. Interest is payable on the unpaid principal amount of each term loan under the Credit Agreement at the following rates per annum:

•	ABR Loans. A rate per annum initially equal to a U.S. prime-based rate plus 5.50%, as such rate may be increased from time to time pursuant to the terms of the Credit Agreement.

•	Eurodollar Loans. A rate per annum initially equal to a LIBOR-based rate plus 6.50%, as such rate may be increased from time to time pursuant to the terms of the Credit Agreement.

Fees are payable on the outstanding face amount of letters of credit at a rate per annum equal to 5.50% as such rate may be increased from time to time pursuant to the terms of the Credit Agreement.

The Credit Agreement includes customary representations and warranties, mandatory prepayments, affirmative and negative covenants and events of default, including covenants that, among other things, restrict the granting of liens, the incurrence of indebtedness, the making of investments and capital expenditures, the sale or other conveyance of assets, including vessels, transactions with affiliates, prepayments of certain debt and the operation of vessels. The Credit Agreement also requires that the Company maintain certain levels of available cash (defined to include unrestricted cash and cash equivalents plus undrawn commitments).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

The Second Lien Indenture

Further, on February 10, 2016, the Company, as issuer, entered into an indenture (the “Second Lien Indenture”) with the guarantors from time to time party thereto and U.S. Bank National Association, as trustee and noteholder collateral agent, for the issuance of up to $76,125,000 of the Company’s 10% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”). The following is a general description of certain provisions of the Second Lien Indenture, and the description is qualified in its entirety by reference to the Second Lien Indenture, filed as Exhibit 4.2 herewith.

The Second Lien Notes were issued at par, and are fully and unconditionally guaranteed, on a senior secured basis, by certain subsidiaries of the Company. The Second Lien Notes mature on December 31, 2020, and bear interest from the date of their issuance at the rate of 10% per year. Interest on outstanding Second Lien Notes is payable semi-annually in arrears, commencing on June 30, 2016. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

The Second Lien Indenture includes customary covenants and events of default, including covenants that, among other things, restrict the granting of liens, restrict the making of investments, restrict the incurrence of indebtedness and the conveyance of vessels, limit transactions with affiliates, and require that the Company provide periodic financial reports.

The Third Lien Indenture

Further, on February 10, 2016, the Company, as issuer entered into an indenture (the “Third Lien Indenture”) with the guarantors from time to time party thereto and U.S. Bank National Association, as trustee and noteholder collateral agent, for the issuance of the Company’s 1% / 12% Step-Up Senior Secured Third Lien Convertible Notes due 2030 (the “Third Lien Notes”). The following is a general description of certain provisions of the Third Lien Indenture, and the description is qualified in its entirety by reference to the Third Lien Indenture, filed as Exhibit 4.3 herewith.

The maximum amount of Third Lien Notes that may be issued under the Third Lien Indenture may not exceed the sum of (i) $749,983,372.99 and (ii) the maximum principal amount of Third Lien Notes that may be issued pursuant to awards granted from time to time under the Management Incentive Plan (as defined below). The Third Lien Notes mature on December 31, 2030, and bear interest from the date of their issuance at the rate of (i) 1% per annum prior to the fourth anniversary of the issue date of the Third Lien Notes and (ii) 12% per annum thereafter. Interest on the Third Lien Notes is payable semi-annually in arrears commencing June 30, 2016 as a payment in kind, either through an increase in the outstanding principal amount of the Third Lien Notes or, if the Company is unable to increase such principal amount, by the issuance of additional Third Lien Notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months, and subject to rounding and adjustments as set forth in the Third Lien Indenture.

The Third Lien Indenture includes customary covenants that restrict the granting of liens and customary events of default, including, among other things, failure to issue securities upon conversion of the Third Lien Notes.

Stapled Securities. The Third Lien Notes were issued ”stapled” to ordinary shares, par value $0.001 per share, of the reorganized Company issued on February 10, 2016 (the “New Ordinary Shares”), such that they may only be traded together as a single unit by the holder thereof (the “Stapled Securities”). Each Stapled Security is subject to the Third Lien Indenture and will comprise a unit of one New Ordinary Share and a portion of Third Lien Notes. The ratio of Third Lien Notes to New Ordinary Shares in a Stapled Security will be adjusted to reflect, among other things, the capitalization of payment in kind interest, the effects of redemption or repayment of principal and stock dividends, splits and other similar events.

Conversion. The principal balance of the Third Lien Notes (including payment in kind interest thereon) is convertible into New Ordinary Shares at a conversion rate based on an initial price per share of $95.60 per New Ordinary Share, subject to adjustment, as described in the Third Lien Indenture. The Third Lien Notes are convertible only (a) prior to the third anniversary of the issue date (February 10, 2016), (i) upon the instruction of holders of a majority in principal amount of the Third Lien Notes or (ii) upon the full and final resolution of all potential Investigation Claims (as defined below), as determined in good faith by the board of directors of the Company (the “Board”) (which determination shall require the affirmative vote of a supermajority of the non-management directors), and (b) from and after February 10, 2019 through their maturity date of December 31, 2030, upon the approval of the Board (which approval shall require the affirmative vote of a supermajority of the non-management directors). For these purposes, (i) “supermajority of the non-management directors” means five affirmative votes of non-management directors assuming six non-management directors eligible to vote and, in all other circumstances, the affirmative vote of at least 75% of the non-management directors eligible to vote and (ii) “Investigation Claim” means any claim held by a United States or Brazilian governmental unit and arising from or related to the procurement of that certain Agreement for the Provision of Drilling Services, dated as of February 4, 2009, by and between Petrobras Venezuela Investments & Services B.V. and Vantage Deepwater Company, as amended, modified, supplemented, or novated from time to time.

The Management Incentive Plan

Further, on February 10, 2016, the Company, with the approval of the Board, adopted the Company’s Management Incentive Plan (the “Management Incentive Plan”) available to executive officers and certain other employees determined by the Compensation Committee of the Board.

Pursuant to the Management Incentive Plan, the Compensation Committee may grant to executive management of the Company stock options, restricted stock or restricted stock units (consisting of the right to receive New Ordinary Shares or Stapled Securities) of the Company, subject to time based vesting and performance based vesting, as determined by the Compensation Committee. The Company made initial grants with an aggregate value of $44.5 million to certain members of management of the Company in the form of restricted stock units representing the right to receive Stapled Securities, subject to time-based vesting and performance-based vesting. Time based grants vest ratably annually over a four-year period. Performance based grants vest based in varying increments based on achievement of a multiple of total enterprise value of the Company from 1.5X to 4X. Additional awards may be granted by the Compensation Committee as soon as reasonably practicable following the Company’s receipt of proceeds from an arbitration award issued in connection with the Company’s outstanding litigation matter with Petrobras, in an amount equal to 3.25% of the net proceeds received by the Company pursuant to such litigation.

The foregoing description of the Management Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is attached hereto as Exhibit 10.3, and the contents thereof are incorporated herein by reference.

Employment Agreements

Further, on February 10, 2016, the Company entered into amended and restated employment agreements (the “Employment Agreements”) with its named executive officers, Paul Bragg, Douglas Smith, Douglas Halkett, William Thomson and Nicolas Evanoff. The summary descriptions of the Employment Agreements below do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreements for each of the foregoing individuals, which are attached as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. These Employment Agreements supersede any employment agreements any of the foregoing individuals had in place with the Company prior to the effectiveness of the Plan:

•	The Employment Agreement between the Company and Mr. Bragg has an initial term expiring on July 15, 2017 and provides for an annual base salary of $595,000 with an annual target bonus of no less than 100% of Mr. Bragg’s annual base salary.

•	The Employment Agreement between the Company and Mr. Smith has an initial term expiring on July 15, 2016 and provides for an annual base salary of $318,000 with an annual target bonus of no less than 75% of Mr. Smith’s annual base salary.

•	The Employment Agreement between the Company and Mr. Halkett has an initial term expiring on July 15, 2016 and provides for an annual base salary of $430,000 with an annual target bonus of no less than 80% of Mr. Halkett’s annual base salary.

•	The Employment Agreement between the Company and Mr. Thomson has an initial term expiring on July 15, 2016 and provides for an annual base salary of $285,000 with an annual target bonus of between 70% and 140% of Mr. Thomson’s annual base salary.

•	The Employment Agreement between the Company and Mr. Evanoff has an initial term expiring on November 9, 2016 and provides for an annual base salary of $300,000 with an annual target bonus of no less than 70% of Mr. Evanoff’s annual base salary.

The term of each of the foregoing Employment Agreements are subject to an automatic extension by an additional one-year period on each anniversary of such agreement, unless either party gives notice of non-renewal at least ninety days before the renewal date.

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive without good reason. In the event of an executive’s death, we will pay the executive’s estate an amount equal to his annual base salary. In the event of an executive’s disability, his employment will continue for one year from the date of disability. In addition, assuming the employment of any of our named executive officers was to be terminated “without cause”, for “good reason”, or “constructive[ly] terminated without cause”, or in the event of a “change of control” (as each such term is defined in the employment agreements), they would be entitled to accelerated vesting of all options and share awards.

During the executive’s employment and for a period of one year following a termination for any reason (including a termination without cause, for good reason, constructive termination without cause or a termination in connection with a change of control), the executive cannot work anywhere in the specified geographic region, directly or indirectly:

(i) perform services for, have any ownership interest in, or participate in any business that engages or participates in a competing business purpose;

(ii) solicit or accept any business from any customer or client or prospective customer or client with whom the executive dealt with or solicited while employed by us during the last twelve months of his employment; or

(iii) solicit, attempt to hire, or have any person employed by us work for the executive or for another entity, firm, corporation or individual.

The Shareholders Agreement

Further, on February 10, 2016, the Company entered into the Shareholders Agreement (the “Shareholders Agreement”) by and between the Company and the Shareholders (as defined therein). The Shareholders Agreement sets forth the size and composition of the Board and places certain limitations on what actions can be taken by the Board without the affirmative vote of the holders of a majority of the outstanding New Ordinary Shares not held by Vantage Drilling Company (“Vantage”). The Shareholders Agreement provides the parties thereto with certain information and inspection rights. The Shareholders Agreement places certain restrictions on the transferability of the Company’s shares and also provides that the shares are subject to the tag rights, drag rights, preemptive rights and registration rights set forth or referenced therein.

The foregoing summary description is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Registration Rights Agreement

Finally, on February 10, 2016, the Company entered into the Registration Rights Agreement (the “Registration Rights Agreement”) by and between the Company and the Holders (as defined therein). The Registration Rights Agreement requires the Company to file an initial shelf registration statement on or prior to the 90th day following the effectiveness of the Plan provided the Holders request (and do not withdraw such request) the inclusion in such initial shelf registration statement of registrable securities constituting at least fifteen percent (15%) of all registrable securities, and such Holders otherwise timely comply with certain requirements of the Registration Rights Agreement. The Registration Rights Agreement provides the Holders with demand registration rights, governs the procedures for underwritten offerings of the Company’s securities, provides the Holders with piggyback registration rights, provides certain information rights to Holders and subjects certain Holders to a potential lockup period during and following certain offerings of the Company’s securities if requested by the managing underwriter(s) thereof.

The foregoing summary description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02.	Termination of Material Definitive Agreement.

In conjunction with the effectiveness of the Plan (as defined below), on February 10, 2016, the obligations of the Vantage Debtors (as defined in Item 1.03 below) under the following debt agreements of the Company have been terminated:

•	Indenture dated as of October 25, 2012, as amended and supplemented, by and among the Company, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and noteholder collateral agent, regarding the Company’s 7.5% Senior Secured First Lien Notes due 2019.

•	Indenture dated as of March 28, 2013, as amended and supplemented, by and among the Company, Vantage as a guarantor, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent, regarding the Company’s 7.125% Senior Secured First Lien Notes due 2023.

•	Amendment No. 1 to Term Loan Agreement dated November 20, 2013, amending and restating the Term Loan Agreement dated as of October 25, 2012, by and among the Company and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, regarding the Company’s $500 million 2017 Term Loan.

•	Second Term Loan Agreement dated as of March 28, 2013, by and among the Company and Vantage Delaware Holdings, LLC, as borrowers, Vantage as a guarantor, the other guarantors party thereto, Citibank N.A., as administrative agent, and Wells Fargo Bank, National Association, as collateral agent, regarding the Company’s $350 million 2019 Term Loan.

Item 1.03.	Bankruptcy or Receivership.

On December 3, 2015, the Company, then a wholly-owned subsidiary of Vantage, and certain subsidiaries and affiliates of the Company (together with the Company, the “Vantage Debtors”) filed voluntary petitions (“Bankruptcy Petitions”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to pursue a pre-packaged chapter 11 plan of reorganization (the “Plan”). During the pendency of the Bankruptcy Petitions, the Vantage Debtors continued to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On January 15, 2016, the Bankruptcy Court entered an order confirming the Plan. The Vantage Debtors closed the refinancing transactions under the Plan, and the Plan became effective on February 10, 2016. As a result of the effectiveness of the Plan, the Vantage Debtors, including the Company, are no longer subsidiaries of Vantage. On February 10, 2016, in connection with the effectiveness of the Plan, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2016, in connection with the effectiveness of the Plan, the Company entered into the direct financial obligations described in (i) the Credit Agreement, (ii) the Second Lien Indenture, and (iii) the Third Lien Indenture, each as described in Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 10, 2016, in connection with the effectiveness of the Plan, the Company issued 5,000,053 of its New Ordinary Shares. Other than as described in the Plan, no cash consideration was received by the Company for the issuance of such shares. The New Ordinary Shares were issued under the exemption contained in section 1145 of the Bankruptcy Code in exchange for certain claims against the Company.

In addition, the New Ordinary Shares expected to be issued to management of the Company as components of the Stapled Securities, which are subject to the restricted stock units, will be issued under the exemptions contained in either (i) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder or (ii) Rule 701 under the Securities Act.

The information contained in Item 1.01 under the heading “Third Lien Indenture -- Conversion” is incorporated by reference herein.

Item 5.01.	Changes in Control of the Registrant.

On February 10, 2016, in connection with the effectiveness of the Plan, the Company underwent a change in control. The Company was formerly a wholly-owned subsidiary of Vantage prior to such date. As of such date, as described in the Plan, the Company is primarily owned by its former creditors, who currently own approximately 86.8% of the Company’s New Ordinary Shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, in conjunction with the effectiveness of the Plan, the following persons were elected as directors of the Company:

•	Nils E. Larsen is a Senior Operating Adviser working with The Carlyle Group’s U.S. Equity Opportunities Fund. Prior to partnering with The Carlyle Group, Mr. Larsen served in a variety of senior executive positions with Tribune Company, including the President and Chief Executive Officer of Tribune Broadcasting and as Co-President of Tribune Company. Before joining Tribune Company, Mr. Larsen served as a Managing Director of Equity Group Investments, LLC focusing on investments in the media, transportation, energy, retail grocery and member loyalty and rewards sectors. Mr. Larsen started his career at CS First Boston where he focused on the capital requirements and derivative products needs of U.S. financial institutions and non-U.S. based entities. Mr. Larsen has significant governance experience in post-bankrupt entities. Mr. Larsen received his A.B. summa cum laude from Bowdoin College. Mr. Larsen will serve on the Audit Committee of the Board.

•	L. Spencer Wells is a Founder and Partner of Drivetrain Advisors, a provider of fiduciary services to members the alternative investment community, with a particular expertise in restructuring and turnarounds. Previously, he served as a senior advisor and partner with TPG Special Situations Partner where he helped manage a $2.5B portfolio of liquid and illiquid distressed credit investments employing a “distressed for control” investment strategy. Mr. Wells previously served as a Partner for Silverpoint Capital where he managed a $1.3B investment portfolio consisting primarily of stressed and distressed bank loans and bonds focusing on the Oil and Gas Exploration and Production, Oilfield Services, Power Generation, Financial Institutions and Chemicals industries, among others. He previously served as an Analyst on the Distressed Debt Desks at Union Bank of Switzerland, Deutsche Bank and Bankers Trust. Mr. Wells has served on numerous public and private company boards including Advanced Emissions Solutions, Inc., Syncora Guarantee, Ltd., and Affinion Group, Inc., among others. Mr. Wells received his Bachelor of Arts degree from Wesleyan University and his MBA from the Columbia Business School. Mr. Wells will serve as chairman of the Board’s Compensation Committee.

•	Esa Ikaheimonen is the former Executive Vice President and Chief Financial Officer of Transocean Ltd. He previously served as Chief Executive Officer of Seadrill’s Asia Offshore Drilling subsidiary and Senior Vice President and Chief Financial Officer of Seadrill Ltd. Mr. Ikaheimonen previously served as Executive Vice President and Chief Financial Officer of Poyry PLC, a global consulting and engineering company. Prior to Poyry, he was employed by Royal Dutch Shell for almost 20 years where he held several senior positions including Regional Vice President Finance for Upstream in both Africa and the Middle-East, Finance and Commercial Director in Qatar, and Downstream Finance Director for Scandinavia. He has served on the board of directors of Transocean Partners, LLC, as Chairman of the Board, and as an independent director of Ahlstrom Plc where he served as Chairman of the Audit Committee. Mr. Ikaheimonen earned a Masters Degree in Law from the University of Turku in Finland, specializing in Tax Law and Tax Planning. Mr. Ikaheimonen will serve as chairman of the Board’s Audit Committee.

•	Matthew Bonanno joined York Capital Management in July 2010 and is a Partner of the Firm. Mr. Bonanno joined York from the Blackstone Group where he worked as an Associate focusing on restructuring, recapitalization and reorganization transactions. Prior to joining the Blackstone Group, Mr. Bonanno worked on financing and strategic transactions at News Corporation and as an Investment Banker at JP Morgan and Goldman Sachs. Mr. Bonanno is currently a member of the Board, in his capacity as a York employee, of Rever Offshore AS and all entities incorporated pursuant to York’s partnership with Costamare Inc. and Augustea Bunge Maritime. Mr. Bonanno received a B.A. in History from Georgetown University and an M.B.A in Finance from The Wharton School of the University of Pennsylvania. Mr. Bonanno will serve on the Board’s Compensation Committee.

•	Paul A. Bragg is our Chief Executive Officer and previously served as Vantage’s Chairman of the Board and Chief Executive Officer from 2008 until the effectiveness of the Plan. Mr. Bragg has over 33 years of direct industry experience. Prior to joining us, Mr. Bragg was affiliated with Pride International, Inc. (“Pride”), which was one of the world’s largest international drilling and oilfield services companies prior to being acquired by Ensco plc. From 1999 through 2005, Mr. Bragg served as the Chief Executive Officer of Pride. From 1997 through 1999, Mr. Bragg served as Pride’s Chief Operating Officer, and from 1993 through 1997, Mr. Bragg served as the Vice President and Chief Financial Officer of Pride. As a result of his three decades in the offshore drilling industry, Mr. Bragg is experienced in the operational and marketing strategies that are key to our development and success. Additionally, Mr. Bragg has significant experience as the chief executive of a public company, with extensive knowledge of public and private financing and board functions. Mr. Bragg graduated from the University of Texas at Austin in 1977 with a B.B.A. in Accounting. Mr. Bragg will not serve on any committees of the Board.

On February 10, 2016, following the effectiveness of the Plan, the following two individuals were elected as directors of the Company:

•	Scott McCarty is a partner of Q Investments and has been with Q since 2002. Prior to his current position as manager of the venture capital, private equity, and distressed investment groups, he was a portfolio manager. Before joining Q Investments, Mr. McCarty was a captain in the United States Army and worked in the office of U.S. Senator Kay Bailey Hutchison. Mr. McCarty graduated with a BS from the United States Military Academy at West Point, where he was a Distinguished Cadet and recipient of the General Lee Donne Olvey Award, and earned an MBA from Harvard Business School. Mr. McCarty will serve on the Board’s Compensation Committee.

•	Tom Bates has 40 years of operational experience in the oil and gas industry, having held executive leadership positions at several major energy companies. He previously served as group president at Baker Hughes, chief executive officer at Weatherford-Enterra, and president of the Anadrill division of Schlumberger. A current director of TETRA Technologies, Mr. Bates also has served as Chairman of the Board of Hercules Offshore, Inc. in addition to serving on several other public company energy-related boards. He also was managing director and then senior advisor at Lime Rock Partners, an energy-focused private equity investment firm. Mr. Bates has a doctorate in mechanical engineering from the University of Michigan. He is currently an adjunct professor and co-chair of the advisory board for the Energy MBA Program at the Neeley School of Business at Texas Christian University in Fort Worth. Mr. Bates will serve as Chairman of the Board.

On February 10, 2016, in conjunction with the effectiveness of the Plan, the following persons were appointed as officers of the Company:

•	Paul A. Bragg, 60, is our Chief Executive Officer. See Mr. Bragg’s biography above.

•	Douglas G. Smith, 46, is our Chief Financial Officer and Treasurer and previously served as Vantage’s Chief Financial Officer and Treasurer from 2008 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Smith served with Pride as Vice President—Financial Projects from January 2007 to June 2007, as Vice President, Controller and Chief Accounting Officer from May 2004 to December 2006, and Director of Budget and Strategic Planning from March 2003 to May 2004. Mr. Smith is a certified public accountant and has a Bachelor’s of Business Administration and a Masters of Professional Accounting degree from the University of Texas.

•	Christopher G. DeClaire, 56, is our Vice President and Secretary and previously served as Vantage’s Vice President and Secretary from 2008 until the effectiveness of the Plan. He also served as one of Vantage’s directors until December 2009. Prior to his involvement with Vantage, Mr. DeClaire had successfully founded and sold 5 previous companies in various industries. Mr. DeClaire is the President of DeClaire Interests, Inc., a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. From 1994 through 1998, Mr. DeClaire founded and served as the Chairman and Chief Executive Officer of Skillmaster, Inc., a temporary staffing company which had over 5,000 full time employees working the areas of IT and engineering at the time it was sold. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor’s degree in pre-law.

•	Douglas W. Halkett, 54, is our Chief Operating Officer and previously served as Vantage’s Chief Operating Officer from 2008 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Halkett served with Transocean Inc. as Division Manager in Northern Europe (UK & Norway) from January 2004 to November 2007, as an Operations Manager in the Gulf of Mexico from February 2001 to December 2003, and as Operations Manager and Regional Operations Manager in the UK from July 1996 to January 2001. Prior to joining Transocean, Mr. Halkett worked for Forasol-Foramer in various operational and business roles from January 1988 to June 1996, and was assigned in Paris and various locations in the Far East. Mr. Halkett started his career with Shell International in Holland and Brunei in 1982 and joined Mobil North Sea Ltd in 1985. Mr. Halkett earned a First Class Honours Degree in Mechanical Engineering from Heriot Watt University (Edinburgh) in 1981.

•	Edward G. Brantley, 60, is our Chief Accounting Officer and Controller and previously served as Vantage’s Chief Accounting Officer and Controller from 2008 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Brantley served as Vice President and Chief Accounting Officer of Transmeridian Exploration Incorporated, an international exploration and production company, from 2005 to 2008. Prior to joining Transmeridian, Mr. Brantley was employed by Pride from 2000 to 2005 where he served in several capacities including Treasurer and Vice President and Chief Accounting Officer. Prior to joining Pride, Mr. Brantley was employed by Baker Hughes, Inc., an international oilfield services provider, for 11 years in various positions including Vice President—Finance of Baker Sand Control and Controller of Baker Hughes Inteq. Mr. Brantley is a certified public accountant and graduated from the University of Mississippi with a B.B.A. in Accounting.

•	Michael R.C. Derbyshire, 61, is our Vice President—Marketing and previously served as Vantage’s Vice President—Marketing from 2008 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Derbyshire served Pride from July 2006 to January 2008 as Regional Marketing & Business Development Manager for Asia Pacific, and was based in Singapore, and from July 1996 to July 2006 as Regional Marketing and Business Development Manager for the Middle East, and was based in Dubai. From 1982 to 1996 Mr. Derbyshire held various management positions with Forasol Foramer. Mr. Derbyshire began his professional career in the construction industry as a surveyor and served companies such as John Mowlem and Bernard Sunleys, before converting to the oil and gas industry in 1982.

•	William L. Thomson, 44, is our Vice President of Technical Services, Supply Chain & Projects and previously served as Vantage’s Vice President of Technical Services, Supply Chain & Projects from 2008 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Thomson worked for Transocean, and predecessor companies, beginning in 1994, where, in addition to other roles, Mr. Thomson served as Operations Manager – Assets in the United Kingdom sector of the North Sea managing ten semi-submersibles and as Technical Support Manager – Africa. Additionally, Mr. Thomson worked extensively as a Project Manager responsible for various refurbishments, upgrades and new build jackup projects in shipyards in Africa, Asia, Europe, and the Middle East. Mr. Thomson earned an Honours degree in Naval Architecture and Offshore Engineering from the University of Strathclyde (UK) in 1992 and a PgD in Oil and Gas Law from the Robert Gordon University in 2006.

•	Nicolas J. Evanoff, 53, is our Vice President, General Counsel and Corporate Secretary and previously served as Vantage’s Vice President, General Counsel and Corporate Secretary from November 2015 until the effectiveness of the Plan. Prior to joining Vantage, Mr. Evanoff was Senior Vice President and General Counsel of Erin Energy Corporation, an independent oil and gas exploration and production company. From September 2007 to September 2011, he served as Senior Vice President and General Counsel of Frontera Resources Corporation, and from 2005 to September 2007, he served as Vice President and General Counsel of Transmeridian Exploration Incorporated. From 1997 to 2004, he held senior legal and executive positions with two international drilling contractors, Pride International Inc., where he was Vice President-Corporate & Governmental Affairs, and Transocean Ltd., where he was Associate General Counsel and General Counsel, Asia & Middle East. Mr. Evanoff began his legal career with Baker Botts L.L.P. in Houston, Texas, where he practiced corporate and securities law from 1992 to 1997. Mr. Evanoff holds a B.S. in Chemical Engineering from Texas A&M University and a J.D. from the University of Houston Law Center, and studied law at the University of Kiel in Germany under a Fulbright Grant.

•	Linda J. Ibrahim, 44, is our Vice President of Tax and Governmental Compliance and previously served as Vantage’s Vice President of Tax and Governmental Compliance from February 2015 until the effectiveness of the Plan, and served in various tax roles at Vantage beginning in 2010. Prior to joining Vantage, Ms. Ibrahim was employed by Pride from 2006 to 2010, and PricewaterhouseCoopers LLP from 1999 to 2006, serving clients in the energy industry. Ms. Ibrahim holds a Bachelor of Business Administration – Accounting from the University of Houston and is a certified public accountant licensed in the state of Texas.

Each of the above officers has entered into an employment agreement with the Company. The terms of the employment agreements for the Company’s named executive officers are described in Item 1.01 above. In addition, each officer is entitled to receive awards under the Company’s Management Incentive Plan, the terms of which are described in Item 1.01 above.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2015, the Company adopted the Second Amended and Restated Memorandum and Articles of Association, which is attached as Exhibit 3.1 hereto and incorporated by reference herein in its entirety.

Effective February 11, 2016, the Company changed its name from Offshore Group Investment Limited to Vantage Drilling International.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Memorandum and Articles of Association of Offshore Group Investment Limited dated as of December 1, 2015

4.1	Second Amended and Restated Credit Agreement by and between Offshore Group Investment Limited, certain subsidiaries thereof as Guarantors, the lenders from time to time party thereto as Lenders and Royal Bank of Canada as Administrative Agent and Collateral Agent, dated as of February 10, 2016

4.2	Second Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016

4.3	Third Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016

10.1	Shareholders Agreement by and among Offshore Group Investment Limited and the Shareholders (as defined therein) dated as of February 10, 2016

10.2	Registration Rights Agreement by and among Offshore Group Investment Limited and each of the Holders (as defined therein) party thereto dated as of February 10, 2016

10.3	Offshore Group Investment Limited 2016 Management Incentive Plan by and between Offshore Group Investment Limited, its executive officers and certain other employees dated as of February 10, 2016

10.4	Form of Restricted Stock Unit Award Agreement (Performance-Based) between Offshore Group Investment Limited and each Participant (as defined therein) dated as of February 10, 2016

10.5	Form of Restricted Stock Unit Award Agreement (Time-Based) between Offshore Group Investment Limited and each Participant (as defined therein) dated as of February 10, 2016

10.6	Form of Petrobras Litigation Award Agreement

10.7	Form of Petrobras Litigation Letter

10.8	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Paul A. Bragg, dated February 10, 2016.

10.9	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas G. Smith, dated February 10, 2016.

10.10	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas W. Halkett, dated February 10, 2016.

10.11	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and William L. Thomson, dated February 10, 2016.

10.12	Second Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Nicolas J. Evanoff, dated February 10, 2016.

99.1	Press Release of Offshore Group Investment Limited dated February 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016

VANTAGE DRILLING INTERNATIONAL

/s/ Nicolas J. Evanoff
Nicolas J. Evanoff Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

3.1	Second Amended and Restated Memorandum and Articles of Association of Offshore Group Investment Limited dated as of December 1, 2015

4.1	Second Amended and Restated Credit Agreement by and between Offshore Group Investment Limited, certain subsidiaries thereof as Guarantors, the lenders from time to time party thereto as Lenders and Royal Bank of Canada as Administrative Agent and Collateral Agent, dated as of February 10, 2016

4.2	Second Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016

4.3	Third Lien Indenture by and between Offshore Group Investment Limited, the guarantors from time to time party thereto (including certain of the Assignors, as defined therein) and U.S. Bank National Association, as trustee and noteholder collateral agent, dated as of February 10, 2016

10.1	Shareholders Agreement by and among Offshore Group Investment Limited and the Shareholders (as defined therein) dated as of February 10, 2016

10.2	Registration Rights Agreement by and among Offshore Group Investment Limited and each of the Holders (as defined therein) party thereto dated as of February 10, 2016

10.3	Offshore Group Investment Limited 2016 Management Incentive Plan by and between Offshore Group Investment Limited, its executive officers and certain other employees dated as of February 10, 2016

10.4	Form of Restricted Stock Unit Award Agreement (Performance-Based) between Offshore Group Investment Limited and each Participant (as defined therein) dated as of February 10, 2016

10.5	Form of Restricted Stock Unit Award Agreement (Time-Based) between Offshore Group Investment Limited and each Participant (as defined therein) dated as of February 10, 2016

10.6	Form of Petrobras Litigation Award Agreement

10.7	Form of Petrobras Litigation Letter

10.8	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Paul A. Bragg, dated February 10, 2016.

10.9	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas G. Smith, dated February 10, 2016.

10.10	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Douglas W. Halkett, dated February 10, 2016.

10.11	Third Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and William L. Thomson, dated February 10, 2016.

10.12	Second Amended and Restated Employment and Non-Competition Agreement between Offshore Group Investment Limited and Nicolas J. Evanoff, dated February 10, 2016.

99.1	Press Release of Offshore Group Investment Limited dated February 10, 2016.